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                                                                    EXHIBIT 10.9

                                    SUBLEASE

         THIS SUBLEASE (the "Sublease") made and entered into this 1st day of October, 1996, by and between BCC at Mt. Royal Pines, Inc., herewith called the "Lessor," and BCC Therapies of Pennsylvania, Inc., hereinafter called the "Lessee."

         Lessor leases the property identified on Exhibit A from Health Care Property Investors, Inc., pursuant to a lease dated as of March 21, 1996 (the "HCPI Lease") and desires to sublease a portion thereof to Lessee. Accordingly, Lessor hereby subleases to Lessee, and Lessee hereby sublets from Lessor, the premises identified on Exhibit B, and all necessary access rights (collectively, the "Premises"), all on the terms set forth below.

         1. TERM: The initial term of this Lease shall commence on the date hereof and shall continue for a period of 3 years (the "Initial Term"). In addition, Lessee shall have the option to extend the Initial Term for two additional 3-year periods (each, an "Extended Term") (hereinafter, the Initial Term, together with the Extended Terms, if any, may be collectively referred to as the "Term"). Lessee's extension options shall be exercised by Lessee by giving written notice to Lessor of each such extension at least 90 days, but not more than 180 days, prior to the end of the then existing Term. During each Extended Term, the terms and conditions of this Lease shall continue in full force and effect.

         2. RENT: During the Term of this Lease, the total rent shall be $2,000 per month payable in advance on or before the first day of each calendar month for the ensuing month in lawful money of the United States. All payments hereunder shall be made to Lessor at 5201 Louise Drive, Suite 200, Mechanicsburg, PA 17055, or at such other place or to such other person as Lessor from time to time may designate in writing to Lessee.

         3. USE: The Premises are to be used to provide rehab therapy services and such other uses necessary or incidental to such use (the "Intended Use"). Lessee covenants and agrees that it will obtain and maintain all licenses, certifications, authorizations, permits and approvals needed to use and operate the Premises for its Intended Use in accordance with all Legal Requirements (as defined in section 6).

         4. USES PROHIBITED: Lessee shall not use any portion of the Premises for purposes other than Lessee's Intended Use, and no use shall be made or permitted to be made upon the Premises, nor acts done, which will increase the existing rate of insurance upon the property, or cause cancellation of insurance policies covering said property. Lessee's delivery of rehab services and related uses shall not be deemed to violate this section.

         5. ASSIGNMENT AND SUBLETTING: Lessee may not assign this Sublease or sublet the Premises without the prior written consent of Lessor, which consent may be withheld in Lessor's sole and absolute discretion.


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         6. LEGAL REQUIREMENTS: Lessee shall comply with all federal, state, county, municipal or other governmental statutes, laws, rules, policies, codes, guidance, orders, regulations, ordinances, permits, licenses, covenants, conditions, restrictions, judgments, decrees and injunctions affecting, whether now or hereinafter enacted and in force, occasioned by or affecting Lessee, the Premises or Lessee's Intended Use of the Premises (collectively, the "Legal Requirements").

         7. MAINTENANCE, REPAIRS, ALTERATIONS: Lessee accepts the Premises in their present condition and agrees to maintain the Premises in such condition throughout the Sublease Term, ordinary wear and tear, deterioration by reason of aging expected. Lessor shall be responsible for the normal maintenance and repair of the inside of the Premises. In addition, Lessor shall be responsible for the maintenance and repair of heating, air conditioning, plumbing and electrical equipment. Lessor shall also be responsible for all repairs required to be done to the roof, exterior walls and all other structural or mechanical systems. Lessor shall be totally responsible for maintenance of Lessor's property not included in the Premises. Lessor shall be required, at its expense, to (i) provide routine pest control for the Premises, (ii) provide laundry service for Lessee, (iii) provide housekeeping services for the Premises and (iv) clean the common area ways provided for use in connection with the offices, halls, stairways and sidewalks and to keep the common area ways free from trash, debris or filth.

          No improvement, alteration or change in the size of the Premises shall be made without the prior written consent of Lessor, which consent may be withheld in Lessor's sole and absolute discretion.

         8. ENTRY AND INSPECTION: Lessee shall permit Lessor or Lessor's agents to enter upon the Premises at reasonable times and upon reasonable notice, to
(i) inspect the same and (ii) exhibit the same to prospective purchasers, sublessees or managers. Lessee shall cooperate with Lessor in exhibiting the Premises to prospective purchasers, sublessees or managers.

         9. INDEMNIFICATION OF LESSOR: Lessee shall protect, indemnify, save harmless and defend Lessor from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses, including reasonable attorneys' fees, imposed upon or incurred by or asserted against Lessor by reason of: (i) any accident, injury to or death of persons or loss of or damage to property occurring on or about the Premises; (ii) any use, misuse, condition, maintenance or repair of the Premises (for which Lessee is obligated to perform under this Sublease); (iii) any failure or non-performance on the part of Lessee to comply with the provisions of this Sublease; (iv) any claim for malpractice, negligence or misconduct committed by any person on or working for Lessee on the Premises and (v) the violation of any Legal Requirement.

         10. POSSESSION: Lessee shall be entitled to immediate possession.

         11. INSURANCE: Lessee, at its expense, shall maintain medical professional liability insurance and commercial general liability insurance covering bodily injury or property damage insuring Lessee and Lessor with minimum coverage not less than the applicable industry



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standards. Lessee's insurance may be blanket insurance covering the Premises as well as other Premises owned or operated by affiliates of Lessee, including Lessor; provided, however, the coverage afforded Lessor will not be diminished or reduced or otherwise be different from that which would exist if provided under a separate policy of insurance. Lessee shall pay the premiums therefor, and upon Lessor's request, shall deliver such policies or certificates thereof to Lessor. Each insurer shall agree, by endorsement to the policy, that it will give Lessor not less than ten (10) days' written notice before the policy or policies shall be altered, allowed to expire or canceled.

          All proceeds payable by reason of any loss or damage to the Premises, or any portion thereof, under any policy of insurance required to be paid hereunder shall be paid to Lessor for the reasonable costs of reconstruction or repair, as the case may be. Any excess proceeds of insurance remaining after completion of restoration or reconstruction of the Premises (or in the event that no repair or restoration is elected or required, all such insurance proceeds) shall be released to Lessee, provided Lessee is not otherwise in default hereunder.

          To the maximum extent permitted by insurance policies which may be owned by Lessor or Lessee, Lessee or Lessor, for the benefit of each other, waive any and all rights of subrogation which might otherwise exist.

         12. UTILITIES: Lessee agrees that it shall be responsible for the payment of all utilities, including water, gas, electricity, heat and other services delivered to the Premises.

         13. SIGNS: Lessor reserves the exclusive right to the roof, side and rear walls of the Premises. Lessee shall not construct any projecting sign or awning without the prior written consent of Lessor which consent may be withheld in the sole and absolute discretion of Lessor.

         14. ABANDONMENT OF PREMISES: Lessee shall not vacate or abandon the Premises at any time during the Term hereof, and if Lessee shall abandon or vacate the Premises, or be dispossessed by process of law, or otherwise, any personal property belonging to Lessee left upon the Premises shall be deemed to be abandoned, at the option of Lessor.

         15. CONDEMNATION: If any part of the Premises shall be taken or condemned for public use, and a part thereof remains which is susceptible of occupation hereunder, this Sublease shall, as to the part taken, terminate as of the day immediately preceding the date upon which the condemnor acquires possession, and thereafter Lessee shall be required to pay such proportion of the rent for the remaining Term as the value of the Premises remaining bears to the total value of the Premises at the date of condemnation; provided, however, that Lessor may at its option, terminate this Sublease as of the day immediately preceding the date upon which the condemnor acquires possession. In the event that the demised Premises are condemned in whole, or that such portion is condemned that the remainder is not susceptible for use hereunder, this Sublease shall terminate upon the day immediately preceding the date upon which the condemnor acquires possession. All sums which may be payable on account of any condemnation shall belong to Lessor; provided, however, that Lessee shall be entitled to retain any amount awarded to Lessee for Lessee's trade fixtures and moving expenses.



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         16. TRADE FIXTURES: Any and all improvements made to the Premises during the Term hereof shall belong to Lessor, except trade fixtures of Lessee. Lessee may upon termination hereof remove all of Lessee's trade fixtures, but shall repair or pay for all repairs necessary for damages to the Premises occasioned by removal.

         17. DESTRUCTION OF PREMISES: If, during the Term of this Sublease, said Premises are damaged to the extent that they are wholly untenantable, Lessor may, at its option, terminate this Sublease by giving Lessee written notice thereof within thirty (30) days after such damage, and prepaid rent from the date of such damage shall be refunded.

          If said Premises shall be damaged to the extent that they are wholly untenantable and the same cannot be restored to a condition substantially as good as prior to the destruction within ninety (90) days, Lessee may terminate this Sublease by giving Lessor written notice of its intent to terminate within thirty (30) days after the damage, and in case of such termination, Lessee shall be entitled to a refund of prepaid rent from the date of damage.

          In case said Premises are damaged, but not rendered wholly untenantable, the rent shall abate proportionately until the Premises are restored and Lessor shall repair the same as promptly as possible; provided, however, that if it is not restored within ninety (90) days, Lessee may, at its election, terminate the Sublease by giving Lessor thirty (30) days written notice of its intention to do so.

          If in the case of destruction of the Premises as aforesaid neither party elects to terminate the Sublease as above provided, Lessor shall restore the same with all reasonable speed and for that purpose shall have the right to enter the said premises for the purpose of restoring the property.

         18. INSOLVENCY: In the event that a receiver shall be appointed to take over the business of Lessee, or in the event that Lessee shall make a general assignment for the benefit of creditors, or Lessee shall take or suffer any action under any insolvency or bankruptcy act, the same shall constitute breach of this Sublease by Lessee.

         19. REMEDY UPON DEFAULT: That if any default shall be made in the payment of rent and if said rent remains unpaid seven (7) days after written notice of such default is given to Lessee or if after thirty (30) days written notice setting forth the default, the default shall continue by Lessee in the performance of any other covenant, agreement, or condition contained in this Sublease, Lessor shall have the right to re-enter and take possession of the Premises, and Lessee shall peacefully surrender possession thereof and all rights and interests of Lessee shall cease and terminate but nothing herein contained shall affect Lessor's right of the rent for the Term specified. Upon taking possession hereunder, Lessor may, at its election, terminate and end this Sublease by giving Lessee written notice thereof, or Lessor may relet the Premises and Lessee shall be liable for and will pay as it accrues, the difference in the rental for the balance of the Term.

           20. SECURITY: Lessor does not require a security deposit.



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         21. ATTORNEY'S FEES. In case suit should be brought for recovery of the Premises, or for any sum due hereunder, or because of any act which may arise out of the possession of the Premises, by either party the prevailing party shall be entitled to all costs incurred in connection with such action, including reasonable attorneys' fees.

         22. WAIVER: No failure of Lessor to enforce any term hereof shall be deemed to be a waiver thereof.

         23. NOTICES: All notices and other communications given or made pursuant to this Sublease shall be in writing and shall be deemed to have been duly given or made (i) the second business day after the date of mailing, if delivery by registered or certified mail, postage prepaid, (ii) upon delivery, if sent by hand delivery, (iii) upon delivery, if sent by prepaid courier, with a record of receipt, or (iv) the next day after the date of dispatch, if sent by cable, telegram, facsimile or telecopy (with a copy simultaneously sent by registered or certified mail, postage prepaid, return receipt requested), to the parties at the following addresses:

                If to Lessor, to:

                BCC at Mt. Royal Pines, Inc.
                5021 Louise Drive, Suite 200
                Mechanicsburg, PA  17055

                If to Lessee, to:

                BCC Therapies of Pennsylvania, Inc.
                5021 Louise Drive, Suite 200
                Mechanicsburg, PA  17055

         24. HOLDING OVER: If Lessee shall for any reason remain in possession of the Premises after the expiration or earlier termination of the Term of this Sublease, such possession shall become a month-to-month tenancy during which time Lessee shall pay rent each month in an amount equal to twice the rent payable during the prior Term. During such period of month-to-month tenancy, Lessee shall be obligated to perform and observe all of the terms, covenants and conditions of this Sublease, but shall have no rights hereunder, other than the right, to the extent given by law to month-to-month tenancies, to continue its occupancy and use of the Premises. Nothing herein shall constitute the consent, express or implied, of Lessor to the holding over of Lessee after the expiration or earlier termination of this Sublease.

         25. TIME: Time is of the essence of this Sublease.

         26. ENTIRE AGREEMENT: The foregoing constitutes the entire agreement between the parties and may be modified only by a writing signed by both parties.

         27. COMPLIANCE WITH HCPI LEASE: Lessee acknowledges that it has received and reviewed a copy of the HCPI Lease. Lessee agrees that it will comply with the terms of the HCPI Lease to the extent applicable to Lessee, and that all of Lessee's rights hereunder are



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subject and subordinate to all applicable terms and conditions of the HCPI
Lease, and further, that HCPI, at its option and without any obligation to do so, may require Lessee to attorn to HCPI, in which event HCPI shall undertake the obligations of Lessor, as sublessor under this Sublease from the time of exercise of such option to the termination of this Sublease and in such case HCPI shall not be liable for any prepaid rents paid by Lessee to Lessor or for any other prior defaults of Lessor under this Sublease. In the event that HCPI shall not require such attornment with respect to this Sublease, then this Sublease shall automatically terminate upon the expiration or earlier termination of the HCPI Lease, including any early termination by mutual agreement of HCPI and Lessor. In addition, Lessee shall furnish Lessor and/or HCPI with such financial and operational information and information about the physical condition of the Premises as Lessor and/or HCPI may request from time to time.

         IN WITNESS WHEREOF, intending to be legally bound hereby, the parties hereto have executed this Sublease as of the date first set forth above.

LESSOR:                                     LESSEE:

BCC at Mt. Royal Pines, Inc.                BCC Therapies of Pennsylvania, Inc.

By: /s/ Robin L. Barber                         By: /s/ Kurt A. Meyer
    ________________________                    _____________________
    Name: Robin L. Barber                       Name: Kurt A. Meyer
    Title: Secretary                            Title: Vice President




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